Exhibit 99(a)(1)(C)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS
NOTICE OF WITHDRAWAL MUST BE RECEIVED BY FS ENERGY AND
POWER FUND, EITHER BY MAIL, COURIER OR PERSONAL DELIVERY
BEFORE 5:00 P.M., CENTRAL TIME, ON DECEMBER 26, 2012, UNLESS
THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return it to the following address:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:
FS Energy and Power Fund Services c/o DST Systems, Inc. P.O. Box 219095 Kansas City, MO 64121-9095	FS Energy and Power Fund Services c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

You are responsible for confirming that this Notice of Withdrawal is received by
FS Energy and Power Fund at the address above.

Ladies and Gentlemen:

        The undersigned hereby withdraws the tender of its common shares of beneficial interest, par value $0.001 per share (the "Shares"), of FS Energy and Power Fund (the "Company") that previously was submitted by the undersigned in a Letter of Transmittal dated                            , 2012.

Beneficial Holder(s) Information

Name			Name

Address			Address

	(street)			(street)

	(city/state)	(zip)		(city/state)	(zip)
Social Security or Tax ID No.			Social Security or Tax ID No.

Telephone No.			Telephone No.

Shares are held through an individual retirement account or other qualified pension account: ☐ Yes ☐ No

FSEP Account No. (if known)

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the share ledger maintained by the Company's transfer agent)

Name of Registered Holder

(e.g., custodian if shares are registered in the name of a custodian)

Address

	(street)	(city/state)	(zip)

Tax ID No.	Telephone No.

☐	All Shares owned as of the Expiration Date
☐	Other number of Shares:

[Signature page follows]

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Notice of Withdrawal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Notice of Withdrawal.

Beneficial Holder Signature

Signature – Beneficial Holder	Signature – Beneficial Holder
Print Name of Beneficial Holder	Print Name of Beneficial Holder
Title of signatory if acting in a representative capacity	Title of signatory if acting in a representative capacity
Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the share ledger maintained by the Company's transfer agent)

Signature – Registered Holder
Print Name of Registered Holder
Title of signatory
Date